Registration No. 333-80605


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             GERMAN AMERICAN BANCORP
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)


         Indiana                                      35-1547518
         -------                                      ----------
(State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                Identification Number)


                            711 Main Street, Box 810
                           Jasper, Indiana 47546-3042
                           --------------------------
                    (Address of Principal Executive Offices)


          GERMAN AMERICAN BANCORP 1999 LONG-TERM EQUITY INCENTIVE PLAN
                 GERMAN AMERICAN BANCORP 1992 STOCK OPTION PLAN
            GERMAN AMERICAN BANCORP 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)


                                                Copy to:
Mark A. Schroeder                               Mark B. Barnes
President and Chief Executive Officer           Ice Miller
711 Main Street, Box 810                        One American Square, Box 82001
Jasper, Indiana 47546-3042                      Indianapolis, Indiana 46282-0002
(812) 482-1314                                  (317) 236-2100
(Name, address and telephone number,
including area code, of Agent for Service)

     The sole purpose of this Post-Effective Amendment No. 1 is to add to the listing of those documents that are deemed to be automatically incorporated by reference in this Registration Statement, pursuant to Section 3 of Part II of this Registration Statement, the following:

     All documents subsequently filed by the German American Bancorp 1999 Employee Stock Purchase Plan pursuant to Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     This Registration Statement, including the listing in the original Part II,
Item 3, of other documents that are deemed to be incorporated by reference in this Registration Statement, is otherwise not amended by this Post-Effective Amendment No. 1, and shall continue in full force and effect in accordance with its terms.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this 13th day of November, 2000.

                                   GERMAN AMERICAN BANCORP



                                   By: /s/ Mark A. Schroeder
                                       -----------------------------------------
                                       Mark A. Schroeder
                                       President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2000.

                                   Signature and Title


                                   /s/ Mark A. Schroeder
                                   ---------------------------------------------
                                   Mark A. Schroeder, President and Director
                                   (Chief Executive Officer)


                                   *
                                   ---------------------------------------------
                                   George W. Astrike, Director


                                   *
                                   ---------------------------------------------
                                   David G. Buehler, Director



                                   ---------------------------------------------
                                   David B. Graham, Director


                                   *
                                   ---------------------------------------------
                                   William R. Hoffman, Director



                                   ---------------------------------------------
                                   J. David  Lett, Director

                                   ---------------------------------------------
                                   James C. McCormick, Director


                                   *
                                   ---------------------------------------------
                                   Gene C. Mehne, Director


                                   *
                                   ---------------------------------------------
                                   Robert L. Ruckriegel, Director


                                   *
                                   ---------------------------------------------
                                   Larry J. Seger, Director


                                   *
                                   ---------------------------------------------
                                   Joseph F. Steurer, Director



                                   ---------------------------------------------
                                   C.L. Thompson, Director



                                   ---------------------------------------------
                                   Michael J. Voyles, Director


                                   /s/ Richard E. Trent
                                   ---------------------------------------------
                                   Richard E. Trent, Senior Vice President
                                   (Chief Financial Officer and Principal
                                     Accounting Officer)



                                   *By: /s/ Mark A. Schroeder
                                        ----------------------------------------
                                        Mark A. Schroeder, as attorney-in-fact

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the Human Resources Committee of the Registrant, acting as the administrator of the Registrant's 1999 Employee Stock Purchase Plan, has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this13th day of November, 2000.

                                   GERMAN AMERICAN BANCORP
                                   1999 EMPLOYEE STOCK PURCHASE PLAN



                                   By: /s/ Mark A. Schroeder
                                       -----------------------------------------
                                       Mark A. Schroeder, a member of the
                                         Human Resources Committee